UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2014, Lear Corporation (the “Company”) entered into an amendment and restatement of its senior secured Amended and Restated Credit Agreement among the Company, each foreign subsidiary borrower from time to time a party thereto, the lenders from time to time a party thereto and JPMorgan Chase Bank N.A., as Administrative Agent (the “Amended and Restated Credit Agreement”). J. P. Morgan Securities LLC, Barclays Bank PLC, Citigroup Global Markets Inc., RBC Capital Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint lead arrangers and joint bookrunners for the revolving credit facility under the Amended and Restated Credit Agreement and Barclays Bank PLC, J. P. Morgan Securities LLC, Citigroup Global Markets Inc., RBC Capital Markets and HSBC Bank USA, National Association acted as joint lead arrangers and joint bookrunners for the delayed draw term loan facility (the “term loan”) under the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement, among other things, increases the aggregate commitments under its revolving credit facility to $1.25 billion and establishes the $500 million term loan. The Company intends to use the proceeds of the term loan to fund a portion of the consideration for the Company’s previously announced acquisition of Everett Smith Group, Ltd., a Delaware corporation (“Eagle Ottawa”). The Company initiated these financing actions to increase its financial flexibility and take advantage of attractive market conditions in anticipation of the Eagle Ottawa closing.

In addition, the Amended and Restated Credit Agreement extends the maturity of the Company’s revolving credit facility from January 30, 2018 to November 14, 2019, and the term loan will mature five years from the initial funding date thereof.

The covenants under the Amended and Restated Credit Agreement were modified to, among other things, provide additional flexibility with respect to certain actions.

The obligations of the Company under the Amended and Restated Credit Agreement are guaranteed by certain of its United States subsidiaries.

The descriptions of the Amended and Restated Credit Agreement set forth above are qualified in their entirety by reference to the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On November 14, 2014, the Company issued a press release announcing the Amended and Restated Credit Agreement, which is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated as of November 14, 2014, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release, dated November 14, 2014, announcing the Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: November 14, 2014	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated as of November 14, 2014, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release, dated November 14, 2014, announcing the Amended and Restated Credit Agreement